FOR IMMEDIATE RELEASE

Bollente Companies, Inc. Expanding Home Automation Intelligence Services

Subsidiary Nuvola, Inc. leverages its cloud technology for home automation software & communications to expand into new markets

PHOENIX, January 28, 2014 -- The Board of Directors of Bollente Companies, Inc., (“Bollente”) (OTCQB: BOLC) announced today that it has approved the spin-off of Nuvola, Inc., a Nevada corporation and wholly-owned subsidiary of Bollente. Nuvola will serve as the next-generation home automation and intelligence division of the Bollente portfolio and will work in conjunction with other portfolio companies to provide technical integration, innovation and ongoing revenue streams after the sale of the individual product.

As a B2B technology solutions service, Nuvola will provide cloud-based technology, diagnostics, lead generation and fulfillment to installers and service providers of smart home products and appliances.

“Virtually every appliance and product for the home is available with ‘smart’ software built into it with the potential to communicate with the homeowner,” said Robertson J. Orr, CEO of BOLC. “We believe, from a service provider’s standpoint, finding a way to quickly and efficiently access data on all of those products at once would have tremendous value. This is where we come in.”

Nuvola’s cloud-based platform will give service providers access to diagnostic reports, system failure alerts and warranty information on all of their smart home products, all in one place. This seamless integration of product data will enable service providers to proactively contact their customers for service calls or warranty extensions, boosting customer retention and their bottom line. Additionally, providers can use the diagnostic reports to recommend cost- and energy-saving products to their customers. This service is currently in place with Bollente's trutankless™ line of electric tankless water heaters, which will be unveiled at the NAHB International Builders Show February 4 through 6, 2014.

“There’s no doubt that home automation products are poised for explosive growth over the next few years,” added Orr. “Nuvola is in the perfect position to help installers and service providers capture that growth, and more importantly, build an ongoing revenue stream long after the installation occurs.”

An effective date for Nuvola’s launch will be announced to shareholders and the investment community soon. The Company is working through taking Nuvola public via a Form 10 registration through the SEC.  Through this method, Nuvola will have a clean publicly traded entity going forward. The creation of Nuvola will pay shareholders of BOLC’s common stock a dividend.

Orr said, “We have been working hard on both the business end and the public company end to bring Nuvola to fruition. We are at a point now that we can begin announcing things like dates and percentages as well as other significant information. Nuvola is going to make a big difference for our bottom line and for our shareholders.”

About Bollente Companies, Inc.:

Founded in 2010, Bollente Companies, Inc. (publicly traded as OTCQB: BOLC) recently launched trutankless™, which was brought to life through the combined insight, ingenuity, and drive of industry professionals, engineers, and entrepreneurs. The objective was to create a line of electric tankless water heaters that far surpasses traditional tank water heaters in energy efficiency, output, dependability and environmental sustainability while overcoming the frustrating drawbacks of other tankless units on the market today.  For more information on Bollente Companies, Inc., visit the company’s web site at www.bollente.com.

Forward-Looking Statement: This press release contains forward-looking statements with respect to the plans to move forward with spinning off Nuvola, Inc. into a separately publicly traded company thus creating two independent companies. Some factors that could potentially affect these forward-looking statements include board approval, a registration statement declared effective by the SEC and completion of financing. Additionally, the statements in this press release regarding any implied or perceived benefits from the spin-off of Nuvola or any other effects resulting from any of the above are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, our ability to complete the spin-off, sales, costs of operations, delays, continued maintenance of the operating business, marketing, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For further information go to www.bollente.com.
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Contact:

Robertson J. Orr
(480) 275-7572
info@bollente.com